EXHIBIT 99.1

Angel Oak Mortgage, Inc. Reports Second Quarter 2022 Financial Results

ATLANTA – August 9, 2022 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter and year to date ended June 30, 2022.

Second Quarter Highlights
•Q2 2022 GAAP net loss of $52.1 million, or $(2.13) per diluted share of common stock.
•Q2 2022 distributable earnings of $22.8 million, or $0.90 per diluted share of common stock.
•Declared dividend of $0.45 per share of common stock for the second quarter of 2022, payable on August 31, 2022, to common stockholders of record as of August 22, 2022.
•GAAP book value of $14.73 per share as of June 30, 2022, down from $16.80 per share as of March 31, 2022.
•Economic book value of $16.05 per share as of June 30, 2022, down from $17.61 per share as of March 31, 2022.

Robert Williams, President and Chief Executive Officer of the Company, commented, “We continued to experience a challenging economic environment in the second quarter of 2022. Historic inflationary pressures resulted in continued volatility both in nominal interest rates and in the widening of interest rate spreads, driving unrealized losses on our portfolio of target assets. Responding to inflation, the Federal Reserve recently increased interest rates by 75 basis points twice in a row, which increased market volatility. Despite these challenges, we generated distributable earnings of $0.90 per fully diluted share of common stock, continuing to demonstrate the income-generating power of the portfolio. In the coming quarters, we will, when accretive, judiciously use the securitization market to lock in term financing to reduce spread widening and interest rate risk, enabling us to continue to deliver shareholder value.”

Portfolio and Investment Activity
•Purchased $257.0 million of non-QM residential mortgage loans in the second quarter 2022.
•Sold $7.0 million in commercial loans after quarter-end, increasing liquidity for further residential loan purchases.

Capital Markets Activity
During the quarter ended June 30, 2022, we added a new warehouse facility with $340.0 million of additional financing capacity. As of June 30, 2022, the Company was party to seven financing lines which permitted borrowings in an aggregate amount of up to $1.64 billion. Subsequent to quarter-end we increased the capacity with the recently added warehouse facility by $260.0 million for a total of $600.0 million availability on that financing line, bringing a maximum availability on all financing lines to $1.9 billion. We intend to continue financing with warehouse facilities of varied maturities, sizes, and counterparty types to manage our exposure to any individual counterparty.

Subsequent to June 30, 2022, we closed our fourth securitization post-IPO, AOMT 2022-4, a $184.7 million securitization backed by a pool of non-qualified residential mortgage loans. The securitization was rated by both Fitch and KBRA with the senior tranche receiving AAA ratings.

Balance Sheet
•Target assets totaled $3.2 billion as of June 30, 2022.
•Held residential mortgage whole loans with fair value of $1.3 billion as of June 30, 2022.
•Unencumbered target assets totaled approximately $160.0 million.
•Recourse debt to equity ratio was 3.4x as of June 30, 2022.

Dividend
On August 9, 2022, the Company declared a dividend of $0.45 per share of common stock for the second quarter of 2022. The dividend is payable on August 31, 2022 to common stockholders of record as of August 22, 2022.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, August 9, 2022 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9716
International: 1-201-493-6779

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13730432
The playback can be accessed through August 23, 2022.

Non-GAAP metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with GAAP, excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance between our REIT peers but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period common stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per common share or Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial condition; or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the Company’s business, financial results and performance. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
INTEREST INCOME, NET
Interest income	$29,702	$12,143	$56,811	$22,177
Interest expense	13,271	1,846	23,441	2,678
NET INTEREST INCOME	16,431	10,297	33,370	19,499

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	12,718	(10,224)	39,133	(12,512)
Net unrealized gain (loss) on mortgage loans, debt at fair value option, and derivative contracts	(73,985)	4,813	(154,166)	9,330
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	(61,267)	(5,411)	(115,033)	(3,182)

EXPENSES
Operating expenses	2,977	609	6,723	1,130
Operating expenses incurred with affiliate	838	533	1,838	972
Due diligence and transaction costs	519	177	1,182	242
Stock compensation	968	90	1,839	90
Securitization costs	—	—	2,019	—
Management fee incurred with affiliate	2,006	1,250	3,879	2,169
Total operating expenses	7,308	2,659	17,480	4,603

INCOME BEFORE INCOME TAXES	(52,144)	2,227	(99,143)	11,714
Income tax benefit	—	—	(3,457)	—
NET INCOME (LOSS)	$(52,144)	$2,227	$(95,686)	$11,714
Preferred dividends	(4)	(4)	(8)	(8)
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDER(S)	$(52,148)	$2,223	$(95,694)	$11,706
Other comprehensive income (loss)	11,235	3,085	(1,752)	3,615
TOTAL COMPREHENSIVE INCOME (LOSS)	$(40,913)	$5,308	$(97,446)	$15,321

Basic earnings (loss) per common share	$(2.13)	$0.13	$(3.90)	$0.72
Diluted earnings (loss) per common share	$(2.13)	$0.13	$(3.90)	$0.72

Weighted average number of common shares outstanding:
Basic	24,458,015	16,746,606	24,549,977	16,238,153
Diluted	24,458,015	16,798,660	24,549,977	16,264,323

Angel Oak Mortgage, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share data)

	As of:
	June 30, 2022	December 31, 2021
ASSETS
Residential mortgage loans - at fair value	$1,279,341	$1,061,912
Residential mortgage loans in securitization trusts - at fair value	982,579	667,365
Commercial mortgage loans - at fair value	20,196	18,664
RMBS - at fair value	922,859	485,634
CMBS - at fair value	8,982	10,756
U.S. Treasury securities - at fair value	—	249,999
Cash and cash equivalents	16,100	40,801
Restricted cash	5,776	11,508
Principal and interest receivable	43,030	25,984
Deferred tax asset	3,457	—
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	594	2,428
Other assets	1,732	2,878
Total assets	$3,284,646	$2,577,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$1,102,101	$853,408
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts	949,442	616,557
Securities sold under agreements to repurchase	128,365	609,251
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	8,258	728
Due to broker	720,405	—
Accrued expenses	2,584	442
Accrued expenses payable to affiliate	1,539	1,425
Interest payable	2,663	1,283
Income taxes payable	—	1,600
Management fee payable to affiliate	2,005	1,845
Total liabilities	$2,917,362	$2,086,539

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value, 12% cumulative, non-voting, 125 shares issued and outstanding as of June 30, 2022 and December 31, 2021	101	101
Common stock, $0.01 par value. As of June 30, 2022: 350,000,000 shares authorized, 24,925,930 shares issued and outstanding. As of December 31, 2021: 350,000,000 shares authorized, 25,227,328 shares issued and outstanding.	249	252
Additional paid-in capital	472,356	476,510
Accumulated other comprehensive income	1,248	3,000
Retained (deficit) earnings	(106,670)	11,527
Total stockholders’ equity	$367,284	$491,390
Total liabilities and stockholders’ equity	$3,284,646	$2,577,929

Angel Oak Mortgage, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands)
Net income (loss) allocable to common stockholders	$(52,148)	$2,223	$(95,694)	$11,706
Adjustments:
Net other-than-temporary credit impairment losses	—	—	—	—
Net unrealized (gains) losses on derivatives	24,692	3,903	9,366	2,294
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	10,266	—	40,476	—
Net unrealized (gains) losses on residential loans	38,538	(4,062)	103,125	(6,954)
Net unrealized (gains) losses on commercial loans	489	(123)	985	(265)
Net unrealized (gains) losses on financial instruments at fair value	—	—	—	—
(Gains) losses on extinguishment of debt	—	—	—	—
Non-cash equity compensation expense	968	90	1,839	90
Incentive fee earned by the Manager	—	—	—	—
Realized gains (losses) on terminations of interest rate swaps	—	—	—	—
Total other non-recurring (gains) losses	—	—	—	—
Distributable Earnings	$22,805	$2,031	$60,097	$6,871

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	($ in thousands)
Annualized Distributable Earnings	$91,220	$8,124	$120,194	$13,742
Average total stockholders’ equity	$394,362	$334,503	$426,703	$289,130
Distributable Earnings Return on Average Equity	23.13%	2.43%	28.17%	4.75%

Angel Oak Mortgage, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Common Share
(Unaudited)

	June 30, 2022	March 31, 2022	December 31, 2021
	(in thousands except for share and per share amounts presented)
GAAP total stockholders’ equity	$367,284	$421,436	$491,390
Preferred stock	(101)	(101)	(101)
GAAP total common stockholders’ equity for book value per share of common stock	$367,183	$421,335	$491,289
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	32,863	20,443	1,079
Stockholders’ equity including economic book value adjustments	$400,046	$441,778	$492,368

Number of shares of common stock outstanding at period end	24,925,930	25,085,796	25,227,328
Book value per share of common stock	$14.73	$16.80	$19.47
Economic book value per share of common stock	$16.05	$17.61	$19.52

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com